UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2008
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation)	000-27377 (Commission File Number)	66-0573197 (IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico		00680
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 20, 2008, the Compensation Committee of the Board of Directors of W Holding Company, Inc. (the “Company”), approved an increase in annual base salary for Mr. Frank C. Stipes, Chief Executive Officer (“CEO”) and President of the Company and Westernbank Puerto Rico (“Westernbank”), from $297,500 to $600,000. The increase in salary is effective retroactively to March 29, 2007, which is the date Mr. Stipes assumed the role of CEO and President of Westernbank. While the Compensation Committee originally intended to address Mr. Stipes’s compensation earlier in 2007, that decision was postponed until the Audit Committee reported on the results of its review of Westernbank’s asset-based lending division and related issues.
     Mr. Stipes does not have an employment agreement or a severance payment agreement with the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Jose Armando Ramirez
Name:	Jose Armando Ramirez
Title:	Chief Financial Officer

Date: February 20, 2008